UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 30, 2020
VIACOMCBS INC.
(Exact name of registrant as specified in its charter)

Delaware	001-09553	04-2949533
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1515 Broadway
New York,	New York	10036
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (212) 258-6000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Class A Common Stock, $0.001 par value	VIACA	The Nasdaq Stock Market LLC
Class B Common Stock, $0.001 par value	VIAC	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 1, 2020, ViacomCBS Inc. (“ViacomCBS” or the “Company”) announced that Naveen Chopra has been appointed Executive Vice President, Chief Financial Officer, effective August 10, 2020, succeeding Christina Spade, currently Executive Vice President, Chief Financial Officer, who will transition to an advisory role to help ensure a smooth transition.

Mr. Chopra, age 46, most recently served as Vice President and Chief Financial Officer of Amazon Devices & Services, beginning in 2019. Prior to joining Amazon Devices & Services, Mr. Chopra served as Chief Financial Officer of Pandora Media from 2017 to 2019 and as its Interim Chief Executive Officer during part of this time, having previously served as Interim Chief Executive Officer of TiVo Inc. in 2016 and as its Chief Financial Officer from 2012 to 2016.

On June 30, 2020, the Company entered into an employment agreement (the “Agreement”) with Mr. Chopra, reflecting his appointment as Executive Vice President, Chief Financial Officer, from August 10, 2020 through August 9, 2023, on the following terms:

•
Base Salary. Mr. Chopra’s annual base salary will be $1,400,000 per year, subject to annual merit reviews by the Compensation Committee of the ViacomCBS Board of Directors (the “Compensation Committee”).

•
Annual Performance-Based Cash Bonus. Mr. Chopra’s target annual cash bonus under the Company’s Senior Executive Short-Term Incentive Plan will be 150% of his annual base salary, or $2,100,000, subject to the achievement of performance goals established by the Compensation Committee. The target bonus amount is subject to annual merit reviews by the Compensation Committee.

•
Annual Equity Awards. Mr. Chopra will be eligible to receive annual grants of equity compensation with a target value of $3,000,000. His annual equity award for 2021 will be made within 10 days of August 10, 2020.

•	Sign-on Awards. Mr. Chopra will receive a one-time sign-on cash bonus of $2,000,000 and a one-time sign-on equity award of $4,500,000 within 10 days of August 10, 2020.

•	Benefits. Mr. Chopra will be eligible to participate in the Company’s retirement and other employee benefit plans for which he qualifies pursuant to the terms of the applicable plans.

•
Severance. The maximum amount payable with respect to salary and bonus in the event of Mr. Chopra’s termination without “cause” or resignation for “good reason” is two times his then current base salary and target bonus. In addition, the Agreement provides for acceleration of vesting of certain unvested equity awards in the event of his termination without “cause” or resignation for “good reason.”

•	Restrictive Covenants. Mr. Chopra will be subject to certain restrictive covenants, such as non-competition and non-solicitation covenants, including following termination of employment.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIACOMCBS INC.

By:	/s/ Christa A. D'Alimonte
	Name:	Christa A. D'Alimonte
	Title:	Executive Vice President,
General Counsel and Secretary

Date: July 7, 2020